Exhibit 10.31
AMENDMENT
     This Ninth Amendment (“Ninth Amendment”) to the Product License and Distribution Agreement is between NSI Software, Inc. with its principal offices located at 257 Turnpike Road, Suite 210, Southborough, MA 01772 (“NSI”) and Dell Products, L.P. with its principal offices located at (“Dell”), is effective as of January 31, 2006 (the “Amendment Effective Date”) and amends the Product License and Distribution Agreement entered into between NSI and Dell dated December 10, 2001, as amended by the parties in Amendments 1 thru 4 (collectively, the “Agreement”). In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree to amend the Agreement as set forth below:
Section 2.4 of the Agreement is hereby deleted and replaced with the following:
2.4 Terms. Unless otherwise agreed in writing, all payments shall be stated (and payments made) in United States dollars and are exclusive of applicable sales, use or similar taxes for which Dell shall be obligated to pay Distributor. Dell will have no liability for (a) any taxes based on Distributor’s net assets or income; (b) franchise taxes; (c) any sales tax for which Dell has an appropriate resale or other exemption; or (d) any sales tax, penalty, or interest that may result from Distributor’s negligence. *. Distributor acknowledges and agrees that Dell has the right to withhold any applicable taxes from payments due under this Agreement if required by any government authority.
Except as modified or enlarged by this Ninth Amendment, the remaining terms and conditions of the Agreement shall remain in full force and effect in accordance with their terms. This Ninth Amendment, together with the Agreement, is the complete agreement of the parties and supersedes any prior agreement or representation with respect thereto.
This Ninth Amendment has been executed by the parties effective as of the Amendment Effective Date.

NSI Software, Inc.		Dell Computer Corporation

Signature:	/s/ S. Craig Huke	Signature:	/s/ Scott Cooper

Print Name: S. Craig Huke		Print Name: Scott Cooper

Title: CFO		Title: EVP, Director

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.